SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant                     [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to ss. 240.14a-12

                                Time Warner Inc.

                (Name of Registrant as Specified In Its Charter)

                                Icahn Partners LP
                          Icahn Partners Master Fund LP
                American Real Estate Holdings Limited Partnreship
                                  Carl C. Icahn
                          Franklin Mutual Advisers, LLC
                                JANA Partners LLC
                             JANA Master Fund, Ltd.
                          S.A.C. Capital Advisors, LLC
                         S.A.C. Capital Associates, LLC
                              Frank J. Biondi, Jr.

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

On February 17, 2006, Carl C. Icahn issued a press release relating to Time Warner. The press release was also posted to the following Web site: http://www.enhancetimewarner.com. A copy of the press release is filed herewith as Exhibit 2.


SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP, FRANKLIN MUTUAL ADVISERS, LLC, JANA PARTNERS LLC, JANA MASTER FUND, LTD., S.A.C. CAPITAL ADVISORS, LLC, S.A.C. CAPITAL ASSOCIATES, LLC, FRANK J. BIONDI, JR. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF TIME WARNER INC. FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TIME WARNER INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 HERETO.

                                                                       EXHIBIT 1
                                                                       ---------

                                  PARTICIPANTS


     The participants in the solicitation of proxies (the "Participants") include the following: Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), American Real Estate Holdings Limited Partnership ("AREH"), Mr. Carl C. Icahn, Mr. Vincent J. Intrieri, Mr. Keith A. Meister, Mr. Nick Graziano, Franklin Mutual Advisers, LLC ("FMA"), Mr. Michael Embler, Ms. Mandana Hormozi, Mr. Peter Langerman, JANA Partners LLC ("JANA Partners"), JANA Master Fund, Ltd. ("JANA Master"), Mr. Barry Rosenstein, S.A.C. Capital Advisors, LLC ("SAC Advisors"), S.A.C. Capital Associates, LLC ("SAC Associates"), Mr. Steven A. Cohen, Mr. David L. Older, Mr. Drew E. Gillanders and Mr. Frank J. Biondi, Jr.

     Icahn Partners, Icahn Master and AREH (collectively, the "Icahn Parties") are entities controlled by Carl C. Icahn. Carl C. Icahn is a principal of each of the Icahn Parties. Keith A. Meister, Nick Graziano and Vincent J. Intrieri are employees and/or officers or directors of one or more of the Icahn Parties. Each of Messrs. Icahn, Meister, Graziano and Intrieri may participate in soliciting proxies from Time Warner stockholders. Messrs. Meister, Graziano and Intrieri do not own beneficially any interest in securities of Time Warner, and will not receive any special compensation in connection with such solicitation.

     FMA is an investment adviser to a number of investment companies which beneficially own common stock of Time Warner. Mr. Embler, Mr. Langerman and Ms. Hormozi are employees and/or officers of FMA who may also participate in soliciting proxies from Time Warner stockholders. Messrs. Embler and Langerman and Ms. Hormozi do not own beneficially any interest in securities of Time
Warner, and will not receive any special compensation in connection with such solicitation.

     JANA Partners and JANA Master (collectively, the "JANA Parties") are entities controlled by Mr. Rosenstein and Gary Claar. Mr. Rosenstein may participate in soliciting proxies from Time Warner stockholders.

     SAC Advisors is controlled by Mr. Cohen. Pursuant to an investment agreement, SAC Advisors has investment and voting power with respect to the securities held by SAC Associates (together with SAC Advisors, the "SAC Parties"). Mr. Older is an employee of CR Intrinsic Investors, LLC, an affiliate of SAC Advisors, and Mr. Gillanders is an employee of SAC Advisors. Each of Messrs. Cohen, Older and Gillanders may participate in soliciting proxies from Time Warner stockholders. Messrs. Older and Gillanders do not own beneficially any interest in securities of Time Warner, and will not receive any special compensation in connection with such solicitation.

     Frank J. Biondi, Jr. is a managing director of WaterView Advisors LLC, which serves as the investment manager for WaterView Partners, L.P., a private equity partnership. Mr. Biondi is the beneficial owner of 25,200 shares (including shares held in an estate-planning trust) of Common Stock, which represents approximately 0.0006% of outstanding shares of Common Stock as of the date hereof. Mr. Biondi may participate in soliciting proxies from Time Warner stockholders.

                           Beneficial Ownership Table*

                                 Shares of Common      Percentage of
Name                                  Stock**           Outstanding
----                                  -------           -----------

Icahn Parties (1)(5)(6)             61,938,842             1.35%

FMA (2)(5)(6)                       29,098,525             0.64%

JANA Parties (3)(5)(6)              30,003,200             0.66%

SAC Parties (4)(5)(6)               29,000,000             0.63%

     TOTAL (5)                     150,040,567             3.28%

     TOTAL WITH IMI (6)            259,500,655             5.67%

* Details of beneficial ownership set forth in items (1), (2), (3), (4), (5) and
(6) below. Percentages based on the 4,575,364,733 shares of Common Stock stated by Time Warner Inc. to be outstanding as of October 28, 2005 in its Quarterly Report on 10-Q filed with the SEC on November 2, 2005.

** Number of shares of Common Stock may include shares of underlying call options.


     (1) The Icahn Parties
         -----------------

     Icahn Partners is a Delaware limited partnership principally engaged in the business of investing in securities. Icahn Onshore LP ("Icahn Onshore") is a Delaware limited partnership primarily engaged in the business of acting as the general partner of Icahn Partners. CCI Onshore Corp. ("CCI Onshore") is a Delaware corporation primarily engaged in the business of acting as the general partner of Icahn Onshore. CCI Onshore is wholly owned by Mr. Icahn.

     Icahn Master is a Cayman Islands exempted limited partnership principally engaged in the business of investing in securities. Icahn Offshore LP ("Icahn Offshore") is a Delaware limited partnership primarily engaged in the business of acting as the general partner of Icahn Master. CCI Offshore Corp. ("CCI Offshore") is a Delaware corporation primarily engaged in the business of acting as the general partner of Icahn Offshore. CCI Offshore is wholly owned by Mr. Icahn.

     AREH is a Delaware limited partnership engaged in a variety of businesses, including rental real estate, real estate development, hotel and resort operations, hotel and casino operations, oil and gas exploration and production, home fashions and investments in equity and debt securities. American Property Investors, Inc. ("API") is a Delaware corporation primarily engaged in the business of acting as the general partner of AREH. Beckton Corp. ("Beckton") is a Delaware corporation primarily engaged in the business of holding the stock of API. Beckton is wholly owned by Mr. Icahn.

     Carl C. Icahn is a principal of the Icahn Parties. Through his ownership of CCI Onshore, CCI Offshore and Beckton, Mr. Icahn indirectly controls the Icahn Parties. Vincent J. Intrieri, Nick Graziano and Keith A. Meister are employees and/or officers or directors of one or more of the Icahn Parties and various other entities controlled by Mr. Icahn.

     Mr. Icahn, through his control of the Icahn Parties, is the indirect beneficial owner of 61,938,842 shares (including shares underlying call options) of common stock ("Common Stock") of Time Warner, which represents approximately 1.35% of outstanding shares of Common Stock as of the date hereof.

     Icahn Master is the direct beneficial owner of 28,314,472 shares (including shares underlying call options) of the Common Stock, Icahn Partners is the direct beneficial owner of 21,321,580 shares (including shares underlying call options) of the Common Stock and AREH is the direct beneficial owner of 12,302,790 shares of the Common Stock (including shares underlying call options). Icahn Offshore, as the general partner of Icahn Master, and CCI Offshore, as the general partner of Icahn Offshore, are each indirect beneficial owners of the shares of Common Stock directly owned by Icahn Master. Icahn Onshore, as the general partner of Icahn Partners, and CCI Onshore, as the general partner of Icahn Onshore, are each indirect beneficial owners of the shares of Common Stock directly owned by Icahn Partners. API, as the general partner of AREH, and Beckton, as the sole stockholder of API, are each indirect beneficial owners of the shares of Common Stock directly owned by AREH. Carl C. Icahn, as the sole stockholder of each of CCI Offshore, CCI Onshore and Beckton, is the indirect beneficial owner of the shares of Common Stock directly owned by Icahn Master, Icahn Partners and AREH.

     (2) FMA
         ---

     FMA is a Delaware limited liability company registered as an investment advisor with the U.S. Securities and Exchange Commission. Pursuant to advisory contracts with each of its investment company clients, FMA has sole investment and voting discretion over the shares of the Common Stock of Time Warner beneficially owned by its advisory funds. FMA is a subsidiary of Franklin Resources, Inc., a publicly-listed global investment organization operating as Franklin Templeton Investments.

     Michael Embler is Chief Investment Officer and Senior Vice President of FMA. Mandana Hormozi is a research analyst for FMA. Peter Langerman is president and CEO of FMA and chairman of Franklin Mutual Series Funds Inc., whose funds comprise the majority of assets managed by FMA.

     FMA, through its control of the shares owned by its advisory funds, may be deemed to be the beneficial owner of 29,098,525 shares (including shares underlying call options) of Time Warner, which represents approximately 0.64% of outstanding shares of Common Stock as of the date hereof.

     (3) The JANA Parties
         ----------------

     JANA Partners is a Delaware limited liability company principally engaged in the business of making investments. JANA Master is a Cayman Islands exempted company principally engaged in the business of making investments. JANA Partners serves as the investment manager to JANA Master and a separate managed account. Barry Rosenstein is the founder and managing partner of JANA Partners.

     JANA Master is the direct beneficial owner of 28,450,012 shares (including shares underlying call options) of Common Stock, which represents approximately 0.62% of outstanding shares of Common Stock as of the date hereof. In addition, a separate account managed by JANA Partners is the direct beneficial owner of 1,553,188 shares (including shares underlying call options) of Common Stock, which represents approximately 0.034% of outstanding shares of Common Stock as of the date hereof. As the investment manager of JANA Master and the managed account, JANA Partners may be deemed to be an indirect beneficial owner of the 30,003,200 shares of Common Stock directly beneficially owned by JANA Master and the managed account. As the managing partner of JANA Partners, Mr. Rosenstein may be deemed to be an indirect beneficial owner of such shares.

     (4) The SAC Parties
         ---------------

     SAC Advisors is a Delaware limited liability company principally engaged in the business of serving as investment manager to private investment funds, including SAC Associates. SAC Associates is a private investment fund that is an Anguillan limited liability company. Steven A. Cohen is a principal of SAC Advisors. David L. Older is an employee of CR Intrinsic Investors, LLC, an affiliate of SAC Advisors, and Drew E. Gillanders is an employee of SAC Advisors.

     SAC Associates is the direct beneficial owner of 29,000,000 shares of Common Stock, which represents approximately 0.63% of outstanding shares of Common Stock as of the date hereof. SAC Advisors, as investment manager to SAC Associates, may be deemed to be the indirect beneficial owner of such shares. Mr. Cohen, through his control of SAC Advisors, may also be deemed to be an indirect beneficial owner of such shares.

     (5) The Parties Collectively
         ------------------------

     The Icahn Parties, FMA, the JANA Parties, the SAC Parties and certain of their respective affiliates (the "Parties") may each be deemed to be a member of a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), which group beneficially owns 150,065,767 shares (including shares underlying call options) of Common Stock, representing approximately 3.28% of the outstanding shares of Common Stock as of the date hereof. However, neither the fact of this filing nor anything contained herein shall be deemed to be an admission by any of (i) the Icahn Parties that they are the beneficial owners of shares of Common Stock beneficially owned by FMA, the JANA Parties or the SAC Parties, (ii) FMA that they are the beneficial owners of shares of Common Stock beneficially owned by the Icahn Parties, the JANA Parties or the SAC Parties, (iii) the JANA Parties that they are the beneficial owners of shares of Common Stock beneficially owned by the Icahn Parties, FMA or the SAC Parties or (iv) the SAC Parties that they are the beneficial owners of shares of Common Stock beneficially owned by the Icahn Parties, FMA or the JANA Parties.

     (6) IMI
         ---

     Istithmar Media Investments Ltd. ("IMI") and certain other parties (the "IMI Parties") filed a Schedule 13D on February 16, 2006 reporting that, while the IMI Parties do not possess sole or shared voting or dispositive power over any shares of Common Stock and the IMI Parties expressly disclaim beneficial ownership of any shares of Common Stock, if by virtue of certain voting consultation arrangements set forth in the agreement between IMI and UBS AG, the IMI Parties were deemed, for purposes of Regulation 13D-G under the Exchange Act, to share voting power over the number of shares of Common Stock to which the IMI Parties have an economic exposure, the IMI Parties would be deemed to beneficially own 109,460,088 shares of Common Stock in the aggregate. If, as a result of the previously disclosed agreement between IMI and Icahn Institutional Services LLC, the Parties were to be deemed to be members of a group with the IMI Parties, such group may be deemed to beneficially own all of the shares of Common Stock beneficially owned by the Parties and the IMI Parties. If deemed to exist (and assuming for this purpose that IMI beneficially owns the 109,460,088 shares of Common Stock reported in its Schedule 13D), such group may be deemed to beneficially own, in the aggregate, 259,500,655 shares of Common Stock, representing approximately 5.67% of the outstanding shares of Common Stock as of the date hereof. However, each of the Parties expressly disclaims membership in any group with the IMI Parties, and neither the fact of this filing nor anything contained herein shall be deemed to be an admission by any of the Parties that they are the beneficial owners of shares of Common Stock beneficially owned by the IMI Parties.

                                                                       EXHIBIT 2
                                                                       ---------

                             FOR IMMEDIATE RELEASE

            ICAHN INVESTOR GROUP ANNOUNCES AGREEMENT WITH TIME WARNER

                   COMPANY TO REPURCHASE $20 BILLION OF STOCK

                      COMMITS TO $1 BILLION OF COST SAVINGS

NEW YORK, NY, FEBRUARY 17, 2006 - Carl Icahn and his investor group today announced that they have reached an agreement with Time Warner regarding specific actions the company will take to improve its capital, corporate and cost structures.

These actions are key to achieving the Icahn Group's long-stated goal of creating value for all shareholders and have proved again that shareholder activism can be extremely effective.

Time Warner's actions include the following:

o Time Warner will increase its existing share repurchase program from $12.5 billion to $20 billion. The company will commit to maintaining an accelerated pace of repurchases that enables it to repurchase a total of $15 billion by year end 2006. The remaining $5 billion will be purchased during 2007

o    Time Warner will implement a $1 billion company-wide cost-cutting program

o Management confirmed that a different capital and corporate structure for Time Warner Cable may be appropriate. Management committed to continue to discuss this with the Icahn Group

o Time Warner will work with the Icahn Group in reviewing the other initiatives proposed in the Lazard Report o Time Warner will appoint two new independent members to its Board of Directors and will consult with the Icahn Group in this process

Furthermore, since the Icahn Group's public, shareholder-activist involvement in Time Warner, the Company has taken several other significant steps to enhance long term value. These include beginning initial strategic initiatives at AOL, the divestiture of Warner Books and the merger of the WB network with the UPN network.

"By agreeing to implement the critical corporate reforms we have supported for several months, Dick Parsons is making great strides toward enhancing shareholder value," said Icahn. "He has also agreed to work with us to identify other initiatives we believe will unlock further value in the company."

Mr. Icahn concluded, "I am pleased by the many initiatives Dick Parsons has agreed to undertake and as a result I do not intend to nominate directors this year. However, I remain committed to the tenets of the Lazard Report and hope to be able to convince Dick, in our future meetings, to accept a number of its recommendations."

Contact: Ken Frydman, Source Communications LLC
           212-239-8678
           917-626-4270
           Kfrydman@verizon.net

           Richard Schwartz, Source Communications LLC
           212-239-8678
           917-734-6239
           Rschwartz58@verizon.net


SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, AMERICAN REAL ESTATE PARTNERS, L.P., FRANKLIN MUTUAL ADVISERS, LLC, JANA PARTNERS LLC, JANA MASTER FUND, LTD., S.A.C. CAPITAL ADVISORS, LLC, S.A.C. CAPITAL ASSOCIATES, LLC, FRANK J. BIONDI, JR. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF TIME WARNER INC. FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TIME WARNER INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT
HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY ICAHN PARTNERS LP ON FEBRUARY 17, 2006.